                                                                    EXHIBIT 4.13

NOTARIAL OFFICE
MANUAL AGUILAR GARCIA
Bailen, 18-1(degree),
41001 - SEVILLA.

Tel: 95 450 20 00 - Fax: 95 450 24 00
Mobile: 609 50 62 88

                             ENGLISH TRANSLATION OF

                                 LEASE CONTRACT

                                     BETWEEN

                                MR. ANTONIO CESAR
                                REGALADO CORISCO

                                       AND

                                MR. JESUS VICIANA
                                    CUARTARA

NO. 1638                                                     DATE: JULY 30, 2003

   NUMBER: ONE THOUSAND SIX HUNDRED AND THIRTY AND EIGHT. ______________________

   In Seville, on July thirtieth, two thousand and three. ______________________

   Before me, MANUEL AGUILAR GARCIA, Notary and member of the Seville Law Society, in my residence,_______________________________________________________

                                     APPEAR

   The party of the first part: ________________________________________________

   MR. ANTONIO CESAR REGALADO CORISCO, of age, Economist, with address for notification purposes in Madrid, calle Jose Ortega and Gasset, 6,
4(degree)-Izqda., and holder of National Identity Card number 9.159.578.
_________________________

   The party of the second part: _______________________________________________

   MR. JESUS VICIANA CUARTARA, of age, married, Engineer, with address for the purposes of notification in Alcobendas (Madrid), calle Valgrande, 6 and holder of National Identity Card number 27.140.440-A. _________________________________

                                    THEY ACT

   Mr. Regalado, in name and representation of the company Altius Partners, S.L. (hereinafter, THE LESSOR), a Spanish company with address in Madrid, C/ Ortega y Gasset, 6, 4(degree)-Izqda., and operating under Fiscal Identification number
(CIF) B-82744814. The company was incorporated for an unlimited period of time by way of Deed signed before the Notary of Madrid Mr. Antonio Huerta Trolez on July 24, 2000, Deed number 2263 in his notarial records, and registered in the Madrid Company Register under Volume 15819, Book 0, Page 191, Section 8, Sheet M-267061, first entry. _________________________________________________________

   He holds said faculty to act herein by virtue of his appointment as the company's legal representative, signed before the Notary of Madrid, Mr. Carlos del Moral Carro on July 12, 2001, Deed number 4864 in his notarial records, and registered in the Madrid Company Register under Volume 15819, Book 0, Page 194,
Section 8, Sheet M-267061, fourth entry. _______________________________________

   Mr. Viciana acts in name and representation of the company EDIFICIO VALGRANDE, S.L. (hereinafter, THE LESSEE), with address in Alcobendas (Madrid), calle Valgrande, number 6, and operating under Fiscal Identification number
(CIF) B83048553. The company was incorporated for an unlimited period of time by way of Deed signed on June 29, 2001 before the

Notary of Madrid, Mr. Carlos Perez Baudin, Deed number 1262 in his notarial records, and registered in the Madrid Company Register under Volume 16752, Page 109, Section 8, Sheet 286179, first entry. _____________________________________

   He holds said faculty to act herein by virtue of Specific Power of Attorney signed before the Notary of Madrid, Mr. Juan Alvarez-Sala Walther, on July twenty-ninth, two thousand and three, Deed number 2386 in his notarial records.
_______________________________________

   Furthermore, Mr. Viciana acts as verbal mandatory attorney and in name and representation of the company TELVENT GIT, S.A., (previously called TELVENT SISTEMAS Y REDES, S.A.) (Hereinafter, THE GUARANTOR), with address at Avenida Valgrande, 6, Alcobendas, Madrid, and operating under Fiscal Identification number (CIF) A82631623. The company was incorporated for an unlimited period of time by way of Deed signed on April 4, 2000 before the Notary of Madrid, Mr. Carlos Perez Baudin, Deed number 1199 in his notarial records, and registered in the Madrid Company Register under Volume 15370, Page 164, Section 8, Sheet M257879, first entry. __________________________________________________________

   I caution the parties that the effectiveness of the present deed is subject to ratification of the said appearing party's intervention. ____________________

   The appearing parties assure, under their own responsibility that the companies they represent are still in existence and that their faculties are currently valid. _______________________________________________________________

   The parties, in their representative capacities, mutually recognize each other to hold sufficient legal capacity to enter into the present LEASE CONTRACT, and for this purpose, ________________________________________________

                                   THEY STATE

   I. THE LESSOR declares that it is the full and rightful owner of the following properties: __________________________________________________________

   1. URBAN - URBAN PROPERTY TWO-THIRTY-THREE - PREMISES dedicated to offices with the number 301 on the third story of the office block of the real estate real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 305.50 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.235%; in the office block, 2.194%. _________________________________________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 118, Property number 23258, fifth entry. ________________

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   2. URBAN - URBAN PROPERTY TWO-THIRTY-FOUR - PREMISES dedicated to offices with the number 302 on the third story of the office block of the real estate real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 83.83 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.064%; in the office block, 0.601%. _________________________________________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 121, Property number 23260, fifth entry. ________________

   3. URBAN - URBAN PROPERTY TWO-THIRTY-FIVE - PREMISES dedicated to offices with the number 303 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 119.34 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.091%; in the office block, 0.849%.
_______________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 124, Property number 23262, fifth entry. ________________

   4. URBAN - URBAN PROPERTY TWO-THIRTY-SIX - PREMISES dedicated to offices with the number 304 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 150.66 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.116%; in the office block, 1.080%.
_________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 127, Property number 23264, fifth entry. ________________

   5. URBAN - URBAN PROPERTY TWO-THIRTY-SEVEN - PREMISES dedicated to offices with the number 305 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 175.77 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.136%; in the office block, 1.263%.
______________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 130, Property number 23266, fifth entry. ________________

   6. URBAN - URBAN PROPERTY TWO-THIRTY-EIGHT - PREMISES dedicated to offices with the number 306 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 184.53 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.142%; in the office block, 1.325%.
______________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 133, Property number 23268, fifth entry. ________________

   7. URBAN - URBAN PROPERTY TWO-THIRTY-NINE - PREMISES dedicated to offices with the number 307 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 190.87 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.147%; in the office block, 1.371%.
______________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 136, Property number 23270, fifth entry. ________________

   8. URBAN - URBAN PROPERTY TWO-FORTY - PREMISES dedicated to offices with the number 308 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 190.87 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.147%; in the office block, 1.371%.
______________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 137, Property number 23272, fifth entry. ________________

   9. URBAN - URBAN PROPERTY TWO-FORTY-ONE - PREMISES dedicated to offices with the number 309 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 182.14 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.141%; in the office block, 1.308%.
________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 142, Property number 23274, fifth entry. ________________

   10. URBAN - URBAN PROPERTY TWO-FORTY-TWO - PREMISES dedicated to offices with the number 310 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 178.16 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.137%; in the office block, 1.280%.
________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 145, Property number 23276, fifth entry. ________________

   11. URBAN - URBAN PROPERTY TWO-FIFTY-SIX - PREMISES dedicated to offices with the number 324 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 254.58 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.196%; in the office block, 1.827%.
___________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 187, Property number 23304, fifth entry. ________________

   12. URBAN - URBAN PROPERTY TWO-FIFTY-SEVEN - PREMISES dedicated to offices with the number 325 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 132.17 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.102%; in the office block, 0.949%.
________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 190, Property number 23306, fifth entry. ________________

   13. URBAN - URBAN PROPERTY TWO-FIFTY-EIGHT - PREMISES dedicated to offices with the number 326 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 196.22 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.151%; in the office block, 1.408%.
_______________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 193, Property number 23310, fifth entry. ________________

   14. URBAN - URBAN PROPERTY TWO-FORTY-THREE - PREMISES dedicated to offices with the number 311 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 273.39 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.211%; in the office block, 1.964%.
________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 148, Property number 23278, fifth entry. ________________

   15. URBAN - URBAN PROPERTY TWO-FORTY-FOUR - PREMISES dedicated to offices with the number 312 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 237.05 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.183%; in the office block, 1.703%.
________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 151, Property number 23280, fifth entry. ________________

   16. URBAN - URBAN PROPERTY TWO-FORTY-FIVE - PREMISES dedicated to offices with the number 313 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 297.37 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.229%; in the office block, 2.137%.
__________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 154, Property number 23282, fifth entry. ________________

   17. URBAN - URBAN PROPERTY TWO-FORTY-SIX - PREMISES dedicated to offices with the number 314 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 133.24 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.103%; in the office block, 0.957%.
___________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 157, Property number 23284, fifth entry. ________________

   18. URBAN - URBAN PROPERTY TWO-FORTY-SEVEN - PREMISES dedicated to offices with the number 315 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 131.49 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.101%; in the office block, 0.945%.
________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 160, Property number 23286, fifth entry. ________________

   19. URBAN - URBAN PROPERTY TWO-FORTY-EIGHT - PREMISES dedicated to offices with the number 316 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 140.65 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.109%; in the office block, 1.010%.
_____________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 163, Property number 23288, fifth entry. ________________

   20. URBAN - URBAN PROPERTY TWO-FORTY-NINE - PREMISES dedicated to offices with the number 371 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 271.06 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.209%; in the office block, 1.947%.
_______________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 166, Property number 23290, fifth entry. ________________

   21. URBAN - URBAN PROPERTY TWO-FIFTY - PREMISES dedicated to offices with the number 318 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 179.67 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.131%; in the office block, 1.218%.
________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 169, Property number 23292, fifth entry. ________________

   22. URBAN - URBAN PROPERTY TWO-FIFTY-ONE - PREMISES dedicated to offices with the number 319 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 171.93 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.132%; in the office block, 1.235%.
________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 172, Property number 23294, fifth entry. ________________

   23. URBAN - URBAN PROPERTY TWO-FIFTY-TWO - PREMISES dedicated to offices with the number 320 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 167.40 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.129%; in the office block, 1.202%.
________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 175, Property number 23296, fifth entry. ________________

   24. URBAN - URBAN PROPERTY TWO-FIFTY-THREE - PREMISES dedicated to offices with the number 321 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 169.67 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.131%; in the office block, 1.218%.
________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 178, Property number 23298, fifth entry. ________________

   25. URBAN - URBAN PROPERTY TWO-FIFTY-FOUR - PREMISES dedicated to offices with the number 322 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 182.48 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.141%; in the office block, 1.310%.
_______________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 181, Property number 23300, fifth entry. ________________

   26. URBAN - URBAN PROPERTY TWO-FIFTY-FIVE - PREMISES dedicated to offices with the number 323 on the third story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 377.47 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.290%; in the office block, 2.710%.
____________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 184, Property number 23302, fifth entry. ________________

   27. URBAN - URBAN PROPERTY TWO-FIFTY-NINE - PREMISES dedicated to offices with the number 401 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 225.64 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.173%; in the office block, 1.620%.
________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 196, Property number 23312, fifth entry. ________________

   28. URBAN - URBAN PROPERTY TWO-SIXTY - PREMISES dedicated to offices with the number 402 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 229.94 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.177%; in the office block, 1.651%.
________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 199, Property number 23314, fifth entry. ________________

   29. URBAN - URBAN PROPERTY TWO-SIXTY-ONE - PREMISES dedicated to offices with the number 403 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 258.83 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.199%; in the office block, 1.858%.
____________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 202, Property number 23316, fifth entry. ________________

   30. URBAN - URBAN PROPERTY TWO-SIXTY-TWO - PREMISES dedicated to offices with the number 404 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 141.42 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.109%; in the office block, 1.015%.
_____________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 205, Property number 23318, fifth entry. ________________

   31. URBAN - URBAN PROPERTY TWO-SIXTY-THREE - PREMISES dedicated to offices with the number 405 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 131.49 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.101%; in the office block, 0.944%.
__________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 208, Property number 23320, fifth entry. ________________

   32. URBAN - URBAN PROPERTY TWO-SIXTY-FOUR - PREMISES dedicated to offices with the number 406 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 218.97 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.169%; in the office block, 1.572%.
_______________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 211, Property number 23322, fifth entry. ________________

   33. URBAN - URBAN PROPERTY TWO-SIXTY-FIVE - PREMISES dedicated to offices with the number 407 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 133.24 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.103%; in the office block, 0.957%.
_______________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 214, Property number 23324, fifth entry. ________________

   34. URBAN - URBAN PROPERTY TWO-SIXTY-SIX - PREMISES dedicated to offices with the number 408 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 131.49 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.101%; in the office block, 0.945%.
________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 217, Property number 23326, fifth entry. ________________

   35. URBAN - URBAN PROPERTY TWO-SIXTY-SEVEN - PREMISES dedicated to offices with the number 409 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 140.65 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.109%; in the office block, 1.010%.
_________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 220, Property number 23328, fifth entry. ________________

   36. URBAN - URBAN PROPERTY TWO-SIXTY-EIGHT - PREMISES dedicated to offices with the number 410 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 271.06 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.209%; in the office block, 1.947%.
____________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 461, Volume 2610, Page 223, Property number 23330, fifth entry. ________________

   37. URBAN - URBAN PROPERTY TWO-SIXTY-NINE - PREMISES dedicated to offices with the number 411 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 169.67 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.131%; in the office block, 1.218%.
____________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 462, Volume 2611, Page 2, Property number 23332, fifth entry. __________________

   38. URBAN - URBAN PROPERTY TWO-SEVENTY - PREMISES dedicated to offices with the number 412 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 171.93 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.132%; in the office block, 1.235%.
________________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 462, Volume 2611, Page 5, Property number 23334, fifth entry. __________________

   39. URBAN - URBAN PROPERTY TWO-SEVENTY-ONE - PREMISES dedicated to offices with the number 413 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 167.40 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.129%; in the office block, 1.202%.
____________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 462, Volume 2611, Page 8, Property number 23336, fifth entry. __________________

   40. URBAN - URBAN PROPERTY TWO-SEVENTY-TWO - PREMISES dedicated to offices with the number 414 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 169.67 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.131%; in the office block, 1.218%.
__________________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 462, Volume 2611, Page 11, Property number 23338, fifth entry. _________________

   41. URBAN - URBAN PROPERTY TWO-SEVENTY-THREE - PREMISES dedicated to offices with the number 415 on the fourth story of the office block of the real estate complex located in Ronda del Tamarguillo, Seccion Cuarta, Seville. It has a built surface area of 182.48 square meters and access off the communal hallway. SHARE IN COMMUNAL EXPENSES: In the complex, 0.141%; in the office block, 1.310%.
______________________________________

   REGISTRATION: Registered in Land Registry Number Nine, Seville, under Book 462, Volume 2611, Page 14, Property number 23340, fifth entry. To aid in situating the described premises a Layout Plan in which the premises are identified is attached as DOCUMENT 1. __________________________________________

   II. THE LESSEE is currently the lessee of the aforementioned premises, by virtue of diverse rental contracts which it took over in documents dated March 1, two thousand and three, which are attached as Annexes to the present deed.
___________________________________

   III. THE LESSOR AND THE LESSEE have decided the to substitute all the contracts mentioned in the previous Statement, redrafting them in one sole contract that will be governed by the terms and conditions contained in the present document and which replaces all of the aforementioned contracts in all their parts. ___________________________________________________________________

   IV. All the obligations of THE LESSEE will be guaranteed jointly and severally by THE GUARANTOR, who is also an appearing party at the signing of the present deed, for this purpose. ________________________________________________

   Therefore, the parties have decided to formalize into the present LEASE CONTRACT, which they carry out under the following,

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                                     CLAUSES

   ONE: OBJECT OF THE LEASE

   By way of the present contract, THE LESSOR leases to THE LESSEE, the roughly finished premises identified in Statement II of this document. To all effects and purposes, the present rental contract will be considered the sole contract, given that the above indicated premises, despite being registered individually, are leased as one sole object and, therefore, the effects of this contract may not be differentiated in any way whatsoever in respect of any one of the aforementioned premises, but will be applicable to all of them equally and in the same manner, as if they formed one undividable and inseparable property.
___________________________________

   THE LESSEE, as current lessee of the aforementioned premises, expressly declares that it is fully aware of their condition and considers that, in their present state, they are sufficient and adequate for the activity it intends to carry out within these, waiving, therefore, any right to make any claims as regards the current state of the premises. _____________________________________

   TWO: RENT

   The initial rent is established in SIXTY THOUSAND NINE HUNDRED AND THIRTY-THREE EUROS AND EIGHTY-THREE EURO-CENTS per month, which shall be increased with the corresponding amount for Value Added Tax (hereinafter VAT) at the current rate at the time of its accrual. These amounts for tax will be considered, at all times, assimilated to the rent and at the current rate of 16%, the sum of the monthly rent, including VAT, amounts to SEVENTY THOUSAND SIX HUNDRED AND EIGHTY-THREE EUROS AND TWENTY-FOUR EURO-CENTS. _____________________

   Likewise, THE LESSEE shall pay THE LESSOR the amounts for communal expenses of any kind and the Property Tax (Impuesto sobre Bienes Inmuebles) corresponding to the leased premises, amounts that shall be considered, to all effects and purposes, assimilated to the rent. Therefore, all references made in this contract to "rent" will be taken as referring both to the rent and the amounts assimilated to the rent. It is expressly agreed, in respect of the properties described herein above under numbers 14 and 41 in Statement I, that THE LESSEE will pay THE LESSOR the proportional part, corresponding to the months from August through December, of the Property Tax (Impuesto sobre Bienes Inmuebles) for the year two thousand and three. ___________________________________________

   The rent will be paid by THE LESSEE within the first five calendar days of each calendar month, by way of transfer to the account indicated by THE LESSOR.
_________________________________

   The obligation to pay rent will commence on August 1, two thousand and three, date on which the present contract enters into effect. _________________________

   THREE: TERM OF THE CONTRACT

   The present lease contract will be for an initial term of TEN YEARS, counted from August 1, two thousand and three, and therefore this period will finalize on August 1, two thousand and thirteen. It will be compulsory for both parties to complete this term, however, as from April 30, 2010 and at any moment until the end of the initial term, THE LESSEE may notify THE LESSOR of its intention to terminate the contract, this termination to take place at least six months after such notification is made and without THE LESSEE becoming liable for payment of any compensation whatsoever to THE LESSOR, with exception to the rent corresponding to the months between the time advance notification is given and the date on which the termination of the contract becomes effective.____________

Failure to comply with the obligation to give prior notification in the terms indicated will produce the obligation for THE LESSEE to pay THE LESSOR the amount of rent corresponding to the period of advance notification not given, even in the event that THE LESSOR were able to lease the property during this period. ________________________________________________________________________

   Once the initial term of TEN YEARS has elapsed, the contract will be renewed for successive terms of TWO YEARS, unless expressly declined by THE LESSEE, this to be notified at least SIX MONTHS prior to the end of any term. _______________

   Both parties will be obliged to complete each contract term in the manner established herein above.

   In the event of any termination of the present contract before the period of compulsory fulfillment has elapsed and for causes not attributable to THE LESSOR, this party will have the right to receive from THE LESSEE, upon termination of the contract, in one sole payment and without any reduction, the amount of rent pending payment up to the end of the compulsory completion period, even if THE LESSOR were able to lease the premises during this period and obtain income from them. For this purpose, the different components of the rent will be computed at their absolute values at the moment of terminating the contract. The present obligation to pay the entire amount of rent corresponding to the period of compulsory fulfillment constitutes an indispensable element of the contract, without which THE LESSOR would not have given its consent. _____________________

   FOUR: RENT REVISION

   As from August 1, 2004, the initially agreed rent will be revised annually. The initial rent will be adjusted, up or down, in accordance with the annual variation registered during the preceding months from August through July, according to the General National Retail Price Index published by the National Statistics Institute, or the instrument that substitutes this, should said Index cease to be published. _________________________________________________________

   The revised rent will come into effect on August 1 of each year, regardless of the date on which THE LESSOR notifies the amount of said rent adjustment to THE LESSEE and without any delay in this notification constituting in any way cause for loss or impairment of THE LESSOR's right to carry out such adjustment.
_______________________________

   FIFTH: USE OF THE PREMISES

   The leased premises will be used, either directly by THE LESSEE or by any other Company belonging to GRUPO ABENGOA, which is defined as the group of Spanish Companies in which Abengoa S.A. holds, directly or indirectly, a major shareholding. Such use by the Companies of GRUPO ABENGOA will not constitute any assignment of the present lease contract or sub-let, nor will it give THE LESSEE the right to modify the present lease contract and the contractual relationship of the lease between THE LESSEE and THE LESSOR will be maintained at all times. The Companies of Grupo Abengoa that use the leased premises may vary, without this requiring THE LESSOR's consent or giving it the right to receive any increase in the rent for this reason. In any event, every six months THE LESSEE will provide THE LESSOR with a list of the modules leased under this contract, with indication of the GRUPO ABENGOA Company occupying each one.

   THE LESSEE will be held solely responsible for the activities carried out in the leased premises, being exclusively responsible for obtaining the licenses and permits required for such activities. ______________________________________

   THE LESSOR hereby authorizes THE LESSEE to carry out the works required for installation of the facilities for a cafeteria and gymnasium, including locker rooms and showers, and the corresponding connections, without prejudice to the need for THE LESSEE to obtain the required licenses and authorizations, where appropriate, from the competent bodies and government offices.

The aforementioned facilities will be for the use of the personnel of the GRUPO ABENGOA Companies using the offices and in no case whatsoever may they be opened to the general public.

   SIX: EXPENSES

   All expenses for electricity, water, telephone, etc., and, in general, any supply or whatsoever expense necessary for carrying out the business activity in the leased premises will be to the sole account of THE LESSEE. _________________

   All these expenses, whenever possible, shall be billed by the suppliers directly to THE LESSEE, who shall sign the corresponding contracts. In the event that, due to circumstances of a compulsory nature, THE LESSOR has to settle any such expenses, such amounts will be passed to the account of THE LESSEE, who will be obliged to reimburse these in the same terms as the monthly rent, to which such sums are assimilated to all legal and contractual effects and purposes.

   SEVEN: SURETY BOND AND GUARANTIES

   THE LESSEE will deliver to THE LESSOR, in concept of surety bond, which will be disposed of according to the legal provisions, the amount of TWENTY THOUSAND FIVE HUNDRED AND EIGHTY-THREE EUROS AND SEVENTY-TWO EURO-CENTS, corresponding to the difference between the sum of two month's current rent and the amount currently deposited by THE LESSEE for the same concept of surety bond for the lease contracts currently in existence. The aforementioned sum will be paid by way of bank transfer to THE LESSOR's account, which it will specify to THE LESSEE within a period of five days as from today's date. ______________________

   THE LESSEE expressly empowers THE LESSOR to apply, as far as necessary, the currently existing surety bonds given in respect of the lease contracts referred to in Statement II of the present document, to the surety bond for the present lease contract. ________________________________________________________________

   As from the fifth year, the surety bond will be adjusted in the same percentages of variation as those that affect the rent with respect to the initial rent agreed herein. ____________________________________________________

   THE GUARANTOR, jointly and severally and waiving any benefits of discussion or deliberation, gives surety to THE LESSOR or those who show cause, in respect of the obligations assumed by THE LESSEE in the present contract. This surety will be automatically extended, without any requirement for prior consent, to the obligations assumed by any assignee of THE LESSEE that shows cause. THE GUARANTOR expressly declares that the present surety bond will remain in full effect even in the event that THE LESSOR grants THE LESSEE any period of grace, extension or analogous concession for the fulfillment of its obligations. THE

   GUARANTOR may be released from the obligations of the present surety bond should any other Company of GRUPO ABENGOA, with recognized solvency in the opinion of THE LESSOR, provide surety in the same terms as are set out in this clause. ________________________________________________________________________

   EIGHT: PREFERENTIAL PURCHASE RIGHTS AND CONTRACT ASSIGNMENT

   THE LESSEE waives any preferential purchase rights it may hold under Law on the leased premises. ___________________________________________________________

   THE LESSEE may not assign the present contract, nor agree sub-lets, without THE LESSOR's prior consent in writing. Nevertheless, THE LESSEE may freely assign the lease contract to any Company of GRUPO ABENGOA, as long as such assignment does not impair THE LESSOR's surety and without any such assignment giving THE LESSOR the right to increase the rent. ______________________________

   NINE: WORKS

   Any maintenance works required for upkeep in the use of the leased properties will be to the sole account of THE LESSEE. _____________________________________

   TEN: CONTRACT TERMINATION UPON MATURITY AND COMPENSATION TO THE LESSEE

   THE LESSEE waives its right to any compensation that may correspond in the application of Section 34 of the current Rental Act (Ley de Arrendamientos Urbanos) and therefore the termination of the contract, upon its maturity, will not produce any right in favor of THE LESSEE.

   In the event of any termination of contract, all the works and installations carried out in the property that are of a fixed nature and therefore may not be removed without causing damage to the property will become the property of THE LESSOR, without THE LESSEE holding any right to any compensation. In any case, the fixed works and installations that will remain in the premises and become the property of THE LESSOR, will be understood to include, but not be limited to, the following: electrical wiring; plumbing, including sanitary ware and wash hand basins; flooring and wall and ceiling coverings; air conditioning installations, except for refrigerating/heating appliances; exterior closures, including metalwork and glazing; entrance doors to the premises and interior dividing doors; masonry installations, including dividing walls; fire protection installations, except for control equipment for accesses, gymnasium and cafeteria. _____________________________________________________________________

   ELEVEN: SUBSTITUTION OF PREVIOUS CONTRACTS

   The present lease contract substitutes, with effect from August 1, two thousand and three, the lease contracts referred to in Statement II of the present document, which, upon said date are rendered null and void. ____________

   TWELVE: COMMUNICATIONS AND NOTIFICATIONS

   Any communication or notifications that may be required between the parties under the present lease contract will be made to the following persons and addresses: _____________________________________________________________________

   a) Communications or notifications addressed to THE LESSEE:

   Attention: Mr. Luis Fernandez Mateo. ________________________________________

   Address: Avenida Valgrande, 6, Alcobendas, Madrid. __________________________

   b) Communications or notifications addressed to THE LESSOR: _________________

   Attention: Mr. Antonio C. Regalado Corisco. _________________________________

   Address: Jose Ortega y Gasset, 6-4(degree)-Izqda, Madrid. ___________________

   c) Communications or notifications addressed to THE GUARANTOR: ______________

   Attention: Mr. Manuel Sanchez Ortega. _______________________________________

   Address: Avenida Valgrande, 6, Alcobendas, Madrid. __________________________

   Any of the parties may change these notification details, which must always be an address in Spain, by notifying the other parties. ________________________

   THIRTEEN: APPLICABLE JURISDICTION

   The parties, expressly waiving any other jurisdiction that may correspond, submit themselves to the jurisdiction of the Courts and Tribunals of Seville for all and any matters related to the present contract. In the event of breach of contract by any of the parties and unless costs are expressly awarded, the expenses of each party necessary to obtain the resolution and/or performance of the present contract will be to their respective accounts. _____________________

                            SIGNING AND AUTHORISATION

   Having made the legal reserves and warnings, in particular those of a fiscal nature, at the choice of the parties, I read out to them the whole contents of this deed, after advising them of their right to do so themselves. _____________

   They ratify it, give their consent and sign with me, the Notary. ____________

   I certify that I have identified the appearing parties by their aforementioned identity documents, as I do in general, and in respect of all that pertaining to the contents of this instrument, which I have drawn up on twenty-three pages: the preceding twenty-one pages, the present page and the page following, all belonging to the same series and with correlative numbers in ascending order. Thus, I the Notary ATTEST. ____________________________________

   The document has been signed by the appearing parties. Signed: MANUEL AGUILAR GARCIA. Signed and sealed. _____________________________________________________